UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2015

GRIFFON CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-06620	11-1893410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 18th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 957-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Brian G. Harris will become Senior Vice President and Chief Financial Officer of Griffon Corporation (“Griffon” or the “Company”) on August 1, 2015. Mr. Harris has been Griffon’s Vice President, Controller and Chief Accounting Officer since November 2012, and Chief Accounting Officer since July 2009. Douglas J. Wetmore, currently Executive Vice President and Chief Financial Officer, will retire on July 31, 2015.

Under a letter agreement dated June 1, 2015, Mr. Harris will have an annual base salary of $340,000 and a target and maximum annual bonus opportunity equal to 50% and 100% of base salary, respectively. Mr. Harris will also be eligible for annual equity awards. Mr. Harris will receive similar benefits to that of other senior executives, including a monthly car allowance, and supplemental medical and life insurance coverage.  Griffon will enter into a severance agreement with Mr. Harris that will provide for certain payments and benefits if his employment is terminated by Griffon without cause or by Mr. Harris for good reason, or due to death or disability. Under the severance agreement Mr. Harris will be prohibited from soliciting Griffon’s employees, consultants, clients or vendors and from competing with Griffon, in each case for a period of 18 months following the termination of his employment.

In connection with his retirement, Mr. Wetmore and Griffon entered into a Transition and Consulting Services Agreement dated June 1, 2015 (the “Consulting Agreement”), under which Mr. Wetmore will consult with the Company during the period August 1, 2015 to November 30, 2017 (the “Term”).  Mr. Wetmore will receive a monthly consulting fee equal to $35,785, and will be eligible to receive a cash bonus (up to a maximum $600,000) for the fiscal year ending September 30, 2015. The Company will provide medical benefits to Mr. Wetmore and his eligible dependents for 18 months after his retirement. Other than the January 2015 grant of 25,000 shares of restricted stock that he will forfeit, Mr. Wetmore will have the opportunity to continue to vest in all of his outstanding restricted share awards during the Term if relevant performance targets are met. The Consulting Agreement contains a customary release of claims by Mr. Wetmore, and also requires that Mr. Wetmore execute an additional release upon his retirement date as a condition to receiving payments and benefits under the Consulting Agreement. Mr. Wetmore is subject to non-solicitation, non-interference and non-competition provisions for the duration of the Term, as well as perpetual confidentiality and mutual non-disparagement provisions. If Mr. Wetmore dies or becomes disabled during the Term, he will receive a pro-rata bonus, medical benefits continuation and the continued opportunity to vest in his restricted stock awards.

On June 2, 2015, the Company issued a press release announcing that Mr. Harris will become Senior Vice President and Chief Financial officer on August 1, 2015, succeeding Mr. Wetmore. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The above description of Mr. Harris’s letter agreement and severance agreement, and Mr. Wetmore’s Consulting Agreement, are summaries only and are qualified in their entirety by reference to the letter agreement and severance agreement for Mr. Harris, and the Consulting Agreement for Mr. Wetmore, a copy of each of which will be filed as an exhibit to our quarterly report on Form 10-Q for the quarter ending June 30, 2015.

Item 9.01. Financial Statements and Exhibits
           (d)      Exhibits

Exhibit
Number	Exhibit Title

99.1	Press Release, dated June 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2015	GRIFFON CORPORATION

	By:	/s/ Seth L. Kaplan
Name: Seth L. Kaplan
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	Press Release, dated June 2, 2015.